Exhibit 10.3

MBNA CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective February 24, 2005)

ARTICLE I

Title and Effective Date

1.01     This Plan shall be known as the MBNA Corporation Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan").

1.02     The Plan was originally adopted by the Board of Directors of MBNA Corporation (the "Board of Directors") effective January 29, 1991, and has been amended by the Board of Directors from time to time.

ARTICLE II

Definitions

As used herein, the following capitalized terms shall have the meanings specified below unless a different meaning is clearly required by the context.

2.01    "Administrator" shall mean the Corporation. For purposes of Sections 2.15, 3.01(a) and 3.01(b), the Compensation Committee of the Board of Directors shall be the Administrator.

2.02     "Attained Age" means the Member’s age as of his last birthday, except to the extent provided in Section 4.02(c).

2.03     "Average Monthly Earnings" means the highest average monthly base salary paid to the relevant Member for any 12-consecutive month period during the 144-month period immediately preceding the termination of the Member’s employment. A Member’s annual base salary for purposes of determining Average Monthly Earnings shall be limited as set forth in the applicable SERP Benefit Schedule.

2.04     "Beneficiary" means any person, persons, trust or estate of a Member entitled to receive any benefits under this Plan.

2.05           "Cause" means (a) willful and continued failure by a Member to substantially perform the Member's duties with the Corporation as such duties may be reasonably defined from time to time; (b) a significant violation of the Corporation's code of ethics; or (c) a felony conviction or guilty plea that results in a sentence that is not suspended of incarceration of 6 months or more.

2.06            "Change of Control" means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of the common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation or any corporation or other entity controlled by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation or other entity controlled by the Corporation, (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.06, or (E) any acquisition by an underwriter temporarily holding securities pursuant to an offering; or

(b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Corporation; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval, without prior written notice to the Board of Directors objecting to the nomination, of a proxy statement in which the individual was named as nominee), shall be considered as though such individual were a member of the Incumbent Board but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board of Directors of the Corporation; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (or a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries (either corporation or entity, a "Resulting Corporation")) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any Resulting Corporation or any employee benefit plan (or related trust) of the Corporation, such Resulting Corporation or any corporation controlled by either) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Without in any way broadening the definition of "beneficial owner," for purposes of this definition, no Person will be the "beneficial owner" of any security solely (1) because the security has been tendered into a tender or exchange offer until the tendered security is accepted for payment or exchange or (2) because of the power to vote or direct the voting of the security pursuant to a revocable proxy given in response to a public proxy or consent solicitation that was made to more than 10 holders of a class of security that is then registered under Section 12 of the Exchange Act. In addition, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 40% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities as a result of the acquisition of securities by the Corporation or any corporation or other entity controlled by the Corporation; provided that, if after such acquisition by the Corporation or corporation or other entity such Person becomes the beneficial owner of additional Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities that increases the percentage beneficially owned by such Person and the percentage continues to be above 40%, a Change of Control of the Corporation shall then occur.

2.07     "Competition" means obtaining a position as director, trustee, officer or employee, or acting as a consultant or advisor to, or acquiring an ownership interest in excess of 5% in any corporation, partnership, firm or other business entity that engages in any business which competes with the business of the Corporation.

2.08     "Corporation" means MBNA Corporation. In addition, as the context may require, (a) when such term is used herein in connection with or in reference to the employment of any Member or the compensation paid or benefits provided to any Member, such term shall include any direct or indirect subsidiary of MBNA Corporation which employs such Member or pays compensation or provides benefits to such Member, and (b) when used in connection with the termination of any Member’s employment or competition with the Corporation, such term shall include all direct and indirect subsidiaries of MBNA Corporation.

2.09     "Disability Retirement Date" means the first day of the first calendar month commencing on or after the date a Disabled Member becomes Disabled.

2.10     "Disability" or "Disabled" means eligibility for disability benefits under the terms of the Corporation’s long-term disability plan in effect at the time the Member becomes disabled.

2.11    "Good Reason" means (a) any reduction in the salary or annual bonus potential or any significant reduction in aggregate compensation and benefits (other than salary and bonus potential), other than (i) an isolated, insubstantial and inadvertent reduction not occurring in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the affected Member, or (ii) a reduction in aggregate compensation and benefits (other than salary and bonus potential) to a level which is applicable to all similarly-situated employees of the Corporation; or (b) the Corporation’s requiring the Member to be based at any office or location more than 60 miles from that at which he was based immediately before a Change of Control.

2.12     "Member" means an employee of the Corporation who is part of a select group of management or highly compensated employees and who has become a Member as provided in Article III hereof.

2.13    "Qualified Plan" means the MBNA Corporation Pension Plan or any successor plan thereto.

2.14     "Retired Member" means any Member who has terminated employment with the Corporation for any reason other than Cause, death or Disability, and who is receiving retirement income under Section 4.01 of this Plan. The term "Retired Member" shall not include any Member who has received a lump sum payment pursuant to Article VII.

2.15    "SERP Benefit Schedule" means the schedule specified by the Administrator, in its sole discretion, which prescribes the percentage of Average Monthly Earnings as of any particular Attained Age and the maximum annual base salary used to calculate Average Monthly Earnings.

ARTICLE III

Membership in the Plan

3.01    Membership.

(a)    Selection of Members. The Administrator, in its sole discretion, shall select the employees of the Corporation who shall be Members. At the time the Administrator selects an individual for membership in the Plan, the Administrator shall specify a SERP Benefit Schedule applicable to such Member.

(b)    Removal of Members. The Administrator shall also have the right to remove a Member from the Plan, or reduce the amounts or percentages specified on the SERP Benefits Schedule applicable to such Member, at any time in its sole discretion and for any reason; provided, however, that with respect to a person who has been a Member for a period of 5 or more years or with respect to any Member following a Change of Control, the Administrator may not remove such Member from the Plan or modify the applicable SERP Benefits Schedule so as to reduce the percentage of Average Monthly Earnings or the maximum annual base salary used to calculate the Member’s Plan benefits.

(c)    Removal for Cause. Notwithstanding anything in the Plan to the contrary, a Member whose employment with the Corporation is terminated for Cause shall be removed from the Plan and immediately shall forfeit all rights and entitlements under the Plan.

3.02    Removal of Retired Members. All benefits payable under the Plan to a Retired Member shall terminate, and the Retired Member and his Beneficiaries shall not receive any further benefits under the Plan, if:

(a)    the Retired Member engages in Competition unless (i) the Retired Member has received written consent to engage in Competition from the Administrator, or (ii) the Retired Member’s employment terminated under the circumstances described in Section 4.02; or

(b)    the Retired Member is convicted of a felony that would, if the Retired Member were employed by the Corporation, constitute Cause.

3.03     Continuous Employment Requirement. The payment of benefits to the Member or his Beneficiary under this Plan is conditioned upon the continuous employment of the Member by the Corporation (including periods of disability and authorized leaves of absence) from the date the Member becomes a Member in the Plan until the earliest of (a) entitlement to Regular Retirement Benefits as described in Section 4.01(a), (b) termination of the Member’s employment under circumstances described in Section 4.02, (c) Disability or (d) death.

ARTICLE IV

Retirement Benefits

4.01    Regular Retirement Benefits.

           (a)      Entitlement to Regular Retirement Benefits. A Member shall be entitled to receive regular retirement benefits as specified in this Section 4.01 if (i) such Member has been in the employ of the Corporation until the Member has either (I) attained age 65 or (II) attained age 60 and been employed by the Corporation for at least 10 years, and (ii) such Member’s employment with the Corporation terminates for any reason other than Cause, death, Disability or as provided in Section 4.02; provided that, if the Member voluntarily terminates employment with the Corporation other than for Good Reason, the Member has given at least l2-months written notice of such termination to the Corporation.

           (b)      Amount of Regular Retirement Benefits. A Member’s regular retirement benefits under this Section 4.01 shall be a monthly amount payable to the Member, commencing on the first day of the first calendar month commencing on or after the Member’s termination of employment with the Corporation and continuing for the life of the Member, equal to (i) the Regular Percentage of such Member’s Average Monthly Earnings specified in the applicable SERP Benefits Schedule based on the Member’s Attained Age as of the effective date of the Member’s termination of employment, reduced by (ii) the sum of the amounts set forth in Section 4.03.

4.02    Change of Control Retirement Benefits.

(a)   Entitlement to Change of Control Retirement Benefits. A Member shall be entitled to receive Change of Control retirement benefits as specified in this Section 4.02 if (i) the Member’s employment with the Corporation is terminated at any time after a Change of Control either (I) by the Corporation without Cause or (II) by the Member for Good Reason, (ii) the Member’s employment with the Corporation is terminated by the Corporation without Cause before a Change of Control or is terminated by the Member for Good Reason, in either case if (I) the Change of Control actually occurs, (II) the termination of employment occurred within 12 months before the Change of Control, and (III) it is reasonably demonstrated that such termination of employment for Cause, or the actions underlying the Good Reason, as applicable, were at the request of a third-party who has taken steps reasonably calculated to effect the Change of Control or otherwise occurred in connection with or in anticipation of, a Change of Control, or, (iii) in the case of a Member who was a member of the Corporate Policy Committee (or any successor committee) on the date immediately preceding the Change of Control, the Member’s employment with the Corporation is terminated for any reason other than Cause, Disability or death, within the 30-day period beginning one year after a Change of Control.

(b)    Amount of Change of Control Retirement Benefits. A Member’s Change of Control retirement benefits shall be in lieu of any amounts that may be payable under Section 4.01 and shall be a monthly amount payable to the Member, commencing on the first day of the first calendar month following the later of (i) the Member’s 60th birthday or (ii) the date the Member terminates employment with the Corporation as described in Section 4.02(a), and continuing for the life of the Member, equal to (x) the Change of Control Percentage of such Member’s Average Monthly Earnings specified in the applicable SERP Benefits Schedule based on the Member’s Attained Age under Section 4.02(c) as of the effective date of termination of employment with the Corporation, reduced by (y) the sum of the amounts set forth in Section 4.03.

            (c)      Special Rule for Determining Attained Age. Solely for purposes of determining the Change of Control Percentage of the Member’s Average Monthly Earnings under the applicable SERP Benefits Schedule for purposes of this Section 4.02, the Member’s Attained Age as of the effective date of any termination of employment described in this Section 4.02 shall be increased by the greater of (i) 3 years in the case of any Member who is not a member of the Corporate Policy Committee (or any successor committee) on the date immediately preceding a Change of Control or 5 years in the case of any Member who is a member of the Corporate Policy Committee (or any successor committee) on such date, or (ii) the number of years (if any) by which 50 exceeds the Member’s actual Attained Age as of such date of termination.

4.03    Reductions.  The monthly retirement benefits determined under Section 4.01 or 4.02, as applicable, and payable for any calendar month shall be reduced by the sum of the following amounts with respect to such calendar month:

                 (a)                       100% of the monthly old age insurance benefit payable under the Social Security Act to the Member, assuming commencement on the earliest date following termination of the Member’s employment on which such Social Security benefit payments may commence, as determined under the Social Security law in effect on that date and without regard to any cost-of-living adjustments.

(b)    100% of the monthly benefits payable to the Member under the Qualified Plan assuming the Member elected to receive payment of such benefits in the form of a straight life annuity in the case of an unmarried Member or in the form of a joint and 50% survivor spouse annuity in the case of a married Member, and assuming commencement of such benefits on the earliest date on which retirement benefits are payable to the Member under the Qualified Plan.

(c)    100% of the Member’s monthly benefits under any other defined benefit pension plan, whether tax-qualified, governmental or nonqualified, sponsored or maintained by any prior employer. If payment of benefits under any other plan begins before the date payment of retirement benefits under this Plan begins, then the reduction for benefits under that other plan will begin immediately based on the amount of benefits actually received by the Member under that other plan for the first calendar month for which benefits are paid under this Plan. However, if payment of benefits under any other plan does not begin before the date payment of retirement benefits under this Plan begins, then the reduction for benefits under that other plan will be equal to the amount of benefits that would be payable to the Member under that other plan assuming the Member elected to receive payment of benefits under that plan in the form of a straight life annuity in the case of an unmarried Member or in the form of a joint and 50% survivor spouse annuity in the case of a married Member, and assuming that payment of benefits under that other plan will begin on or after commencement of payments under this Plan but on the earliest date on which retirement benefits are payable to the Member under that other plan.

ARTICLE V

Death Benefits

5.01    Death of a Member.    In the event of the death of a Member who is not a Retired Member or a Disabled Member, the Member’s Beneficiary shall be entitled to receive a Death Benefit equal to (a) a monthly payment equal to l00% of the Member’s Average Monthly Earnings as of the date of death, commencing on the first day of the first calendar month following the Member’s death and continuing for l20 consecutive months, and (b) if the Member died before attaining age 50, monthly payments equal to 50% of the Member’s Average Monthly Earnings for a period commencing after the end of such 120 month period and ending on the first day of the calendar month in which the Member would have attained age 60, provided, however, that if Member’s Beneficiary is the Member’s surviving spouse, then, regardless of the Member’s age upon death, after the completion of the 120 payments described in clause (a) of this Section 5.01, the Member’s surviving spouse shall receive monthly payments equal to 50% of the Member’s Average Monthly Earnings until the death of the surviving spouse.

5.02     Death of a Retired Member or a Disabled Member. In the event of the death of a Retired Member or a Disabled Member who is receiving benefits under Article IV or Article VI of this Plan, as applicable, benefit payments shall be made to the Retired Member’s or Disabled Member’s surviving spouse for such surviving spouse’s lifetime, which payments shall be made on the same payment schedule and shall be in the same amount as the retirement benefits payable to such Retired Member or Disabled Member, as applicable, until the 10th anniversary of the Disabled Member’s or Retired Member’s termination of employment under Article IV or Article VI, as applicable, and thereafter equal to 50% of the benefit that would have been payable to the Retired Member or Disabled Member, as applicable, while he or she was living had there been no reductions pursuant to Section 4.03 or 6.02, as applicable; provided, however, that the benefit payable to surviving spouse for any calendar month shall be reduced by:

(a)    100% of the monthly survivor income benefit payable under the Social Security Act to the surviving spouse (not including benefits for minor children), assuming commencement on the earliest date on which such Social Security benefit payments may commence, as determined under the Social Security law in effect on the date payments commence and without regard to any cost-of-living adjustments.

(b)    100% of the monthly benefits payable to the Member under the Qualified Plan assuming the Member elected to receive payment of such benefits in the form of a joint and 50% survivor spouse annuity, and assuming commencement on the earliest date on which retirement benefits are payable to the Member under the Qualified Plan.

(c)    100% of the Member’s monthly benefits under any other defined benefit pension plan, whether tax-qualified, governmental or nonqualified, sponsored or maintained by any prior employer. If payment of benefits under any other plan begins before the date payment of benefits under this Plan begins, then the reduction for benefits under that other plan will begin immediately based on the amount of benefits actually received by the Member under that other plan for the first calendar month for which benefits are paid under this Plan. However, if payment of benefits under any other plan does not begin before the date payment of benefits under this Plan begins, then the reduction for benefits under that other plan will be equal to the amount of benefits that would be payable to the Member under that other plan assuming the Member elected to receive payment of benefits under that plan in the form of a joint and 50% survivor spouse annuity, and assuming payment of benefits under that other plan will begin on or after commencement of payments under this Plan but on the earliest date on which retirement benefits are payable to the Member under that other plan.

ARTICLE VI

Disability Benefits

6.01  Disability Benefits. If a Member is determined to be Disabled, the Disabled Member shall be entitled to receive a monthly benefit for life commencing on the Member’s Disability Retirement Date and equal to (a) 100% of the Member’s Average Monthly Earnings for each month through the calendar month in which the Disabled Member attains age 65 and, thereafter, 80% of the Member’s Average Monthly Earnings, reduced by (b) the sum of the amounts determined under Section 6.02.

6.02    Reductions. The monthly disability benefits determined under Section 6.01 shall be reduced by the following amounts with respect to each calendar month:

                        (a)                      100% of the monthly benefit that would be payable under the Corporation’s long-term disability plan assuming such Member elected the highest level of coverage offered under that plan.

(b)    100% of any disability benefits actually received by the Disabled Member pursuant to any other disability income policy or plan under which the Disabled Member is insured, regardless of whether such policy or plan is obtained or maintained by the Member or the Corporation and regardless of whether or not the Corporation pays or reimburses the Member for all or any portion of the premiums for such policy or plan.

(c)                      100% of the monthly disability income benefit payable under the Social Security Act to the Disabled Member, assuming commencement on the date on which the Member becomes disabled, as determined under the Social Security law in effect on such date and without regard to any cost-of-living adjustments. When Social Security disability income payments cease (or would have ceased, as the case may be), 100% of the monthly old age insurance benefit payable under the Social Security Act to the Disabled Member, as determined under the Social Security law in effect on the date such old age insurance benefits commence (or would have commenced, as the case may be) and without regard to any cost-of-living adjustments.

(d)    100% of the monthly benefits actually received by the Disabled Member under the Qualified Plan and any other defined benefit pension plan, whether tax-qualified, governmental or nonqualified, sponsored or maintained by any prior employer.

ARTICLE VII

Lump Sum Payments on Change of Control

7.01    Lump Sum Payments. Following a Change of Control, all unpaid benefits payable under this Plan to any Member, Retired Member, Disabled Member or Beneficiary shall be paid in the form of an immediate lump sum payment which is the actuarial present value of such unpaid benefits. Such immediate lump sum payment shall be made within sixty (60) days after the Change of Control with respect to unpaid benefits payable as a result of a termination of employment that occurred before such Change of Control and within sixty (60) days after the effective date of the Member’s termination of employment with respect to benefits which commence as a result of a termination of employment which occurs after the Change of Control. The amount of any immediate lump sum payment under this Section 7.01 shall be determined based on (a) the actuarial equivalent factors utilized in the Qualified Plan for lump sum distributions (with no adjustment for pre-retirement mortality) for the month in which such immediate lump sum payment is to be made, and (b) the Administrator’s reasonable estimate of the reductions required by Sections 4.03, 5.02, and 6.02, as applicable, based on benefits payable under the Social Security law, the Qualified Plan and any other defined benefit pension plan as of the date of such payment.

7.02    Elections. Notwithstanding anything in Section 7.01 to the contrary, any Member, Retired Member, Disabled Member or Beneficiary may elect to receive (or continue to receive) benefits under the Plan after a Change of Control as provided in the Plan without regard to Section 7.01, or revoke a prior election under this Section 7.02, by filing a written election with the Corporation’s Executive Compensation Department; provided, however, that such written election shall not become effective until the later of (i) 6 months after the date on which the Corporation’s Executive Compensation Department accepts such election and (ii) the first day of the first calendar year commencing after the Corporation’s Executive Compensation Department accepts such election.

ARTICLE VIII

Plan Administration, Named Fiduciary and Claims Procedure

8.01      Records. The Administrator shall administer the Plan and keep records of individual Member benefits.

8.02     Discretion. The Administrator shall have the discretionary power and authority to adopt such rules as it deems advisable in connection with the administration of Plan, to construe, interpret, apply and enforce the Plan and any such rules and to remedy ambiguities, errors and omissions in the Plan. All determinations by the Administrator shall be final, binding and conclusive with respect to all persons.

8.03    Counsel, Accountants, etc. The Administrator may employ such counsel, accountants, actuaries and other agents as it shall deem advisable. The Corporation shall pay the fees and costs of such counsel, accountants, actuaries and other agents and any other expenses incurred by the Administrator in the administration of the Plan.

8.04    Interested Persons. If any person with administrative authority becomes eligible or makes a claim for Plan benefits, that person will have no authority with respect to any matter specifically affecting his or her individual interest under the Plan.

8.05    Standard of Review after Change of Control. Notwithstanding anything in this Plan to the contrary, on and after a Change of Control, any court or tribunal that adjudicates any dispute, controversy or claim arising between a Member (or the Beneficiary or representative of such Member) and the Corporation or Administrator, relating to or concerning the provisions of the Plan, will apply a de novo standard of review to any determination made by the Corporation or Administrator. Such de novo standard shall apply notwithstanding Section 8.02, Section 8.07 or any grant of discretion hereunder to any person or any characterization of any determination as final, binding or conclusive on any party.

8.06      Named Fiduciary. The Named Fiduciary of the Plan for purposes of the claims procedure is the Administrator.

(a)    The business address and telephone number of the Named Fiduciary is:

Administrator of the MBNA Corporation
Supplemental Executive Retirement Plan
c/o Executive Compensation Department
MBNA America Bank, N.A.
Wilmington, DE 19884-0233
Telephone: (302) 432-3250

(b)    The Board of Directors shall have the right to change the Named Fiduciary of the Plan at any time in its sole discretion. The Corporation shall give the Members written notice of any change of the Named Fiduciary or any change in the address and telephone number of the Named Fiduciary.

8.07    Discretion Regarding Claims for Benefits. Benefits shall be paid in accordance with the provisions of this Plan. The Administrator will, consistent with the terms of the Plan, in its sole discretion, determine whether an individual is a Member entitled to benefits under the Plan, and, if so, the amount, method of payment, and continuing entitlement to, such benefits. The Administrator’s determinations will be conclusive and binding on all parties affected by the determination. The Administrator may exercise discretionary power and authority on a case-by-case basis. No decision of the Administrator in any way limits or impairs its discretion relative to future decisions, including those involving similarly situated persons.

8.08    Claims for Benefits. The Member or the Member’s Beneficiary (hereinafter collectively referred to as the "Claimant") may file a written claim for the benefits provided under this Plan with the Administrator.

8.09    Claims for Disability Benefits. If such claim involves a determination that the Member is Disabled, a Claimant shall make all claims for benefits under the Plan in writing addressed to the Administrator. Each claim shall be reviewed within a reasonable time after it is submitted, but in no event longer than 45 days after it is received by the Administrator. If a claim is wholly or partially denied, the Claimant shall be notified in writing of the denial. Such denial notice shall be written in a manner calculated to be understood by the Claimant and shall contain the following:

(a)     the specific reason or reasons for the denial,

(b)     specific reference to pertinent Plan provisions on which the denial is based,

(c)     a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary,

(d)     a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action following an adverse determination on review; and

(e)     in the case of a denial of a benefit which involves a determination that the Member is not Disabled

(i)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the denial, either the specific rule, guideline, protocol, or other similar criterion; or

(ii)	a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in denying the claim and will be provided free of charge to the Claimant upon request, or

(iii)	if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

The initial response period may be extended by the Administrator for up to two 30-day periods, provided that the Administrator determines that any such extension is necessary due to matters beyond the control of the Administrator, and notifies the Claimant, prior to the expiration of the initial 45-day period (or first 30-day extension period as applicable), of the circumstances requiring the extension of time and the date by which the Administrator expects to render a decision. Any such notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall have 45 days within which to provide the specified information. The foregoing periods for making the benefit determination shall be tolled following the issuance of the notice of extension until the date on which the Claimant responds to the request for additional information.

Within 180 days after receipt by the Claimant of written notice of the denial, the Claimant or his duly authorized representative may appeal such denial by filing a written application for review with the Administrator. Such application shall be addressed to the Administrator and may include a statement of the issues, other comments, documents, records and other information relating to the claim. Each such application shall state the grounds upon which the Claimant seeks to have the claim reviewed. The Claimant or his representative shall have access to all documents, records and other information relevant to the Claimant’s claim for the purpose of preparing the application. Relevance of a requested document, record or other information shall be determined under applicable law. The review will take into account all comments, documents, records and other information submitted by the Claimant in the appeal and the initial claim. The Administrator shall then review the decision and notify the Claimant in writing of the results of the redetermination within 45 days of receipt of the application for review, which decision shall be in writing, written in a manner calculated to be understood by the Claimant and include specific reasons for the decision, specific reference to the pertinent Plan provisions on which the decision is based and, if applicable, identify medical or vocational experts whose advice was obtained. The 45-day period for the decision of the delegated reviewer may be extended if special circumstances require an extension of time for processing the claim, in which case the decision shall be rendered as soon as possible, but no later than 45 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination review. The Administrator will not afford deference to the denial of the initial claim, and will not be either the person or persons who denied the initial claim nor a subordinate of such person or persons. If the appeal is based in whole or in part on a medical judgment, the Administrator shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the initial claim or a subordinate of such an individual.

8.10    Claims for Benefits Other Than Disability Benefits. If such a claim does not involve a determination that the Member is Disabled, the Claimant shall make all claims for benefits under the Plan in writing addressed to the Administrator. Each claim shall be reviewed by the Plan within a reasonable time after it is submitted, but in no event longer than 90 days after it is received by the Administrator. If a claim is wholly or partially denied, the Claimant shall be notified in writing of the denial. Such denial notice shall be written in a manner calculated to be understood by the Claimant and shall contain the following:

(a)     the specific reason or reasons for the denial,

(b)     specific reference to pertinent Plan provisions on which the denial is based,

(c)     a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary,

(d)     a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action following an adverse determination on review.

If a decision on a claim cannot be rendered within the 90-day period, the Administrator may extend the period in which to render the decision up to 180 days after receipt of the written claim; provided the Administrator notifies the Claimant in writing, prior to the expiration of the initial 90-day period, of the circumstances requiring an extension of time and the date by which the Plan expects to render a decision.

Within 60 days after receipt by the Claimant of written notice of the denial, the Claimant or his duly authorized representative may appeal such denial by filing a written application for review with the person or persons to whom the power to review claims has been delegated. Such application shall be addressed to the Administrator and may include a statement of the issues and other comments. Each such application shall state the grounds upon which the Claimant seeks to have the claim reviewed. The Claimant or his representative shall have access to all pertinent documents relative to the claim for the purpose of preparing the application. The Administrator shall then review the decision and notify the Claimant in writing of the results of the redetermination within 60 days of receipt of the application for review, which decision shall be in writing, written in a manner calculated to be understood by the Claimant and include specific reasons for the decision and specific reference to the pertinent Plan provisions on which the decision is based. The 60-day period for the decision of the Administrator may be extended if specific circumstances require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the application for review; provided the Administrator notifies the Claimant in writing, prior to the expiration of the initial 60-day period, of the circumstances requiring an extension of time and the date by which the Plan expects to render a decision.

ARTICLE IX

Miscellaneous

9.01    No Right to Employment. Nothing contained in this Plan shall be deemed to give any Member or employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Member or employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

9.02    Rights of Unsecured General Creditor. The rights of the Member, the Beneficiary of the Member, or any other person claiming through the Member under this Plan, shall be solely those of an unsecured general creditor of the Corporation.

9.03     Non-alienation of Benefits. Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Corporation.

9.04     Amendments and Termination. The Corporation reserves the right at any time and from time to time to terminate, modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendments effective retroactively, provided that no such action shall (a) reduce the benefits of any Disabled or Retired Member or a Beneficiary of a Deceased Member or (b) with respect to a person who has been a Member for a period of 5 or more years or with respect to any Member following a Change of Control, materially, adversely affect participation or any benefit or right under the Plan to any material extent without the written consent of the affected Member(s). In addition, the Corporation may amend or modify any provision of this Plan as to any particular Member by Agreement with such Member, provided that such Agreement is in writing, is executed by both the Corporation and the Member, and is filed with the Plan records. The provisions of any amendment or modification made by Agreement between a Member and the Corporation shall apply only to the Member so agreeing and no other.

9.05    Successors. This Plan shall be binding on the Corporation and its successors and assigns. This Plan shall not be terminated by any Business Combination or other Change of Control. In the event of a Business Combination, the provisions of this Plan shall be binding upon the Resulting Corporation, and such Resulting Corporation shall be treated as the Corporation hereunder. The Corporation agrees that, in connection with any Business Combination, it will seek to obtain the express, written agreement of any Resulting Corporation (other than the Corporation itself) to unconditionally assume all of the obligations of the Corporation hereunder. If such Resulting Corporation does not so assume all obligations of the Corporation hereunder prior to the effectiveness of any such Business Combination, all benefits under the Plan shall be paid immediately before the effectiveness of such Business Combination in accordance with Section 4.02 and Section 7.01 (but without regard to any election under Section 7.02) as if each Member’s employment were terminated without Cause immediately after a Change of Control.

9.06    Designation and Change of Beneficiaries. A Member shall have the right to designate or change his Beneficiary by notifying the Administrator of such in writing. Such change shall become effective upon receipt and acceptance of same by the Administrator. Any payments made by the Corporation to a Beneficiary in good faith and under the terms of the Plan shall fully discharge the Corporation from all further obligations with respect to such payments. If no Beneficiary has been designated or survives a Member, any amounts to be paid to the Member’s Beneficiary shall be paid to the Member’s surviving spouse, or if there is no surviving spouse, then in equal proportions to the Member’s surviving children. If the Member is not survived by a spouse or children, then such amounts shall be paid to the estate of the Member.

9.07    Requirements Regarding Reductions. Any person entitled to receive benefit payments under the Plan which are or may be subject to the Reductions provided by Sections 4.03, 5.02 or 6.02, as applicable, shall, as a condition to the receipt of such payments, upon the request of the Administrator, which request shall be made no more frequently than once in any 12-month period, provide the Administrator with a certification respecting actual receipt of or entitlement to any benefits or other amounts payable which may result in the reductions specified under Sections 4.03, 5.02 or 6.02, as applicable, and provide the Administrator with copies of all applicable documents reasonably requested by the Administrator relating to such reductions, including but not limited to, benefits statements and plan documents with respect to benefits payable under any defined benefit pension plan of any prior employer. In the event that any portion of the accrued benefit under any defined benefit pension plan of any prior employer of any Member is not payable in the form or at the time specified in Sections 4.03, 5.02 or 6.02, as applicable, or such benefits were paid in a single sum or other distribution prior to the date payment of benefits commences or is made under this Plan, then the benefits under such plan shall be converted to the form and commencement date specified by the applicable provision of Sections 4.03, 5.02 or 6.02 using the actuarial assumptions provided by such defined benefit pension plan or, if such assumptions are not available or cannot be used, then such conversion shall be based on the actuarial assumptions used by the Qualified Plan. Any reduction based on the amount of any benefits that are payable on or as of any date shall be determined without regard to the amount of such benefits that are actually paid.

9.08    Governing Law. This Plan shall be governed by the laws of Delaware without regard to the principles of conflict of laws to the extent not superseded by federal law.

9.09    Withholding Taxes. Any benefits that are paid under this Plan shall be subject to any applicable payroll or other taxes required to be withheld by law.

CORPORATE POLICY COMMITTEE
SERP BENEFITS SCHEDULE

Percentage of Average Monthly Earnings

Attained Age Upon Termination		Regular Percentage	Change of Control Percentage

Less than	50	0%	60%
	50	30%	60%
	51	35%	64%
	52	40%	68%
	53	45%	72%
	54	50%	76%
	55	55%	80%
	56	60%	80%
	57	65%	80%
	58	70%	80%
	59	75%	80%
	60	80%	80%
	61	80%	80%
	62	80%	80%
	63	80%	80%
	64	80%	80%
	65	80%	80%
More than	65	80%	80%

Annual Base Salary Limitation

The annual base salary of a Member for purposes of determining the Member's Average Monthly Earnings under the Corporate Policy Committee Benefits Schedule for purposes of Article IV (but not for purposes of Article V or Article VI) shall not exceed $2,500,000 ($3,000,000 for Mr. Cawley).

SERP I
BENEFITS SCHEDULE

Percentage of Average Monthly Earnings

Attained Age Upon Termination		Regular Percentage	Change of Control Percentage

Less than	50	0%	40%
	50	30%	40%
	51	35%	44%
	52	40%	48%
	53	45%	52%
	54	50%	56%
	55	55%	60%
	56	60%	64%
	57	65%	68%
	58	70%	72%
	59	75%	76%
	60	80%	80%
	61	80%	80%
	62	80%	80%
	63	80%	80%
	64	80%	80%
	65	80%	80%
More than	65	80%	80%

Annual Base Salary Limitation

The annual base salary of a Member for purposes of determining the Member's Average Monthly Earnings under the SERP I Benefits Schedule for purposes of Article IV (but not for purposes of Article V or Article VI) shall not exceed $2,500,000.

SERP II
BENEFITS SCHEDULE

Percentage of Average Monthly Earnings

Attained Age		Regular Percentage	Change of Control Percentage

Less than	50	0%	30%
	50	0%	30%
	51	0%	33%
	52	0%	36%
	53	0%	39%
	54	0%	42%
	55	30%	45%
	56	36%	48%
	57	42%	51%
	58	48%	54%
	59	54%	57%
	60	60%	60%
	61	64%	64%
	62	68%	68%
	63	72%	72%
	64	76%	76%
	65	80%	80%
More than	65	80%	80%

Annual Base Salary Limitation

The annual base salary of a Member for purposes of determining the Member's Average Monthly Earnings under the SERP II Benefits Schedule for purposes of Article IV, Article V and Article VI shall not exceed $600,000.

SERP III
BENEFITS SCHEDULE

Percentage of Average Monthly Earnings

Attained Age Upon Termination		Regular Percentage	Change of Control Percentage

Less than	50	0%	20%
	50	0%	20%
	51	0%	22%
	52	0%	24%
	53	0%	26%
	54	0%	28%
	55	20%	30%
	56	24%	32%
	57	28%	34%
	58	32%	36%
	59	36%	38%
	60	40%	40%
	61	44%	44%
	62	48%	48%
	63	52%	52%
	64	56%	56%
	65	60%	60%
More than	65	60%	60%

Annual Base Salary Limitation

The annual base salary of a Member for purposes of determining the Member's Average Monthly Earnings under the SERP III Benefits Schedule for purposes of Article IV, Article V and Article VI shall not exceed $300,000.